                                                                    EXHIBIT 99.1


                        CARLISLE CONSTRUCTION CO., INC.
                        AND CARLISLE INVESTMENTS, INC.


                         COMBINED FINANCIAL STATEMENTS

                                     AS OF

                       DECEMBER 31, 1998, 1997 AND 1996


                                 TOGETHER WITH

                               AUDITORS' REPORT

                   Report of Independent Public Accountants
                   ----------------------------------------



To the Board of Directors of
   Carlisle Construction Co.:


     We have audited the accompanying combined balance sheets of CARLISLE CONSTRUCTION CO., INC. and Carlisle Investments, Inc. (Kentucky corporations) as of December 31, 1998 and 1997, and the related combined statements of income, stockholders' equity and cash flows for the years then ended and the nine month period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Carlisle Construction Co., Inc. and Carlisle Investments, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended and the nine month period ended December 31, 1996 in conformity with generally accepted accounting principles.



Cincinnati, Ohio,
   February 19, 1999, except for Note 11,
    as to which the date is August 25, 1999

                                             /s/ ARTHUR ANDERSEN, LLP
                                             ---------------------------

        Carlisle Construction Co., Inc. and Carlisle Investments, Inc.

                            Combined Balance Sheets

                       As of December 31, 1998 and 1997

                                                               1998            1997
                                                           ------------   ------------
ASSETS
------
CURRENT ASSETS:
   Cash (Note 4)                                           $  1,308,469   $  4,855,206
   Marketable securities                                      3,014,558      2,718,160
   Receivables (Note 4)
       Trade, net of allowance for doubtful accounts of
         $728,000 and $1,099,000 at December 31 1998
         and 1997, respectively                              14,777,003     11,161,657
       Affiliate (Note 6)                                        23,743        341,499
   Costs and estimated earnings in excess of billings
     on uncompleted construction contracts                      368,977        469,932
   Equipment held for sale (Notes 2 and 4)                    4,489,199      4,813,161
   Parts and work-in-process inventory (Note 4)               4,055,143      3,323,553
   Prepaid expenses and other                                   756,041        436,878
                                                           ------------   ------------
                  Total current assets                       28,793,133     28,120,046
                                                           ------------   ------------
RENTAL EQUIPMENT (Note 4):
   Cost                                                     126,133,763    111,809,286
   Less - Accumulated depreciation                          (48,180,699)   (43,427,080)
                                                           ------------   ------------
                                                             77,953,064     68,382,206
                                                           ------------   ------------
PROPERTY AND EQUIPMENT (Note 4):
   Land and improvements                                      2,758,567      2,638,610
   Buildings and improvements                                 7,461,111      6,815,311
   Machinery and equipment                                   22,634,353     18,569,265
   Furniture and fixtures                                     1,058,758        916,755
                                                           ------------   ------------
                                                             33,912,789     28,939,941
   Less - Accumulated depreciation                          (15,149,278)   (13,354,124)
                                                           ------------   ------------
                                                             18,763,511     15,585,817
                                                           ------------   ------------
OTHER ASSETS:
   Cash surrender value-Officers' life insurance, net
     (face value of approximately $2,500,000)                 2,406,829      1,950,316
   Goodwill, net of accumulated amortization of $23,203
     at December 31, 1998 (Note 9)                            2,065,032              -
   Development properties and other (Note 8)                  6,342,611      4,068,975
                                                           ------------   ------------
                                                             10,814,472      6,019,291
                                                           ------------   ------------
                                                           $136,324,180   $118,107,360
                                                           ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
   Current portion of long-term debt (Note 4)              $ 10,477,215   $  9,803,001
   Notes payable, equipment held for sale, non-interest
     bearing to 2% over prime                                   619,437        599,495
   Accounts payable                                           3,020,791      3,274,661
   Billings in excess of costs and estimated earnings
     on uncompleted construction contracts                    1,394,799        832,068
   Accrued liabilities:
        Interest                                                493,646        390,765
        Wages and benefits                                    1,351,688      1,003,043
        Taxes, other than income                              1,076,615      1,070,443
        Development reserves (Note 8)                                 -      3,441,011
        Other                                                 2,663,137      1,146,265
   Accrued distributions to stockholders (Note 3)                     -        714,500
                                                           ------------   ------------
                  Total current liabilities                  21,097,328     22,275,252
                                                           ------------   ------------
LONG-TERM DEBT, net of current portion
 (Note 4)                                                    67,123,627     55,449,822
                                                           ------------   ------------
OTHER LIABILITIES                                             1,586,681      1,380,663
                                                           ------------   ------------

DEFERRED INCOME TAXES (Note 3)                                2,775,212      2,796,212
                                                           ------------   ------------

COMMITMENTS AND CONTINGENCIES (Note 2)

STOCKHOLDERS' EQUITY (Notes 1 and 3):
   Common stock and member units, 40,000 shares
     issued and outstanding and 600 member units
     issued and outstanding, stated at                        1,073,590      1,073,590
   Paid-in capital                                              160,627        159,627
   Retained earnings                                         41,750,680     34,405,735
   Accumulated other comprehensive income                       756,435        566,459
                                                           ------------   ------------
                  Total stockholders' equity                 43,741,332     36,205,411
                                                           ------------   ------------
                                                           $136,324,180   $118,107,360
                                                           ============   ============


   The accompanying notes to combined financial statements are an integral part of these combined balance sheets.

        Carlisle Construction Co., Inc. and Carlisle Investments, Inc.


                         Combined Statements of Income

                                                                                                                For the Nine
                                                                                                                Month Period
                                                                              For the Years Ended                  Ended
                                                                                   December 31,                 December 31,
                                                                         -----------------------------------
                                                                              1998               1997              1996
                                                                         ----------------   ----------------  ---------------
REVENUES:
  Equipment rentals                                                        $47,341,518       $47,035,888         $32,450,761
  Equipment sales                                                           19,861,730        24,421,936          16,987,278
  Parts and service                                                          8,979,109         8,867,650           6,504,215
  Construction contracts                                                    17,058,014        16,973,861          10,551,540
                                                                          ------------      ------------        ------------
            Total revenues                                                  93,240,371        97,299,335          66,493,794
                                                                          ------------      ------------        ------------

DIRECT COSTS:
  Equipment rentals                                                         17,553,818        19,121,783          13,602,088
  Cost of equipment sold                                                    14,568,234        16,979,805          13,440,366
  Cost of parts and services                                                 7,982,973         7,867,321           5,839,605
  Construction contracts                                                    11,082,630        11,997,272           7,757,721
  Depreciation                                                              12,687,155        11,166,938           7,295,128
                                                                          ------------      ------------        ------------
            Total direct costs                                              63,874,810        67,133,119          47,934,908
                                                                          ------------      ------------        ------------
            Gross profit                                                    29,365,561        30,166,216          18,558,886

OPERATING, GENERAL AND ADMINISTRATIVE EXPENSES                              10,823,676         9,797,368           7,096,865

LOSS FROM DEVELOPMENT ACTIVITIES (Note 8)                                    4,073,297         5,532,493              99,033
                                                                          ------------      ------------        ------------
            Income from operations                                          14,468,588        14,836,355          11,362,988

OTHER INCOME (EXPENSE):
  Interest expense                                                          (5,222,749)       (4,255,216)         (2,847,031)
  Interest income                                                              182,887            84,938              18,114
  Loss from joint venture activities (Note 7)                                        -          (338,996)           (311,685)
  Other, net                                                                   157,548           261,322              24,807
                                                                          ------------      ------------        ------------
            Income before benefit for income taxes                           9,586,274        10,588,403           8,247,193

BENEFIT FOR INCOME TAXES (Note 3)                                                    -                 -          (5,703,742)
                                                                          ------------      ------------        ------------
            Net income                                                     $ 9,586,274       $10,588,403         $13,950,935
                                                                          ============      ============        ============

            The accompanying notes to combined financial statements
              are an integral part of these combined statements.

        Carlisle Construction Co., Inc. and Carlisle Investments, Inc.


                  Combined Statements of Stockholders' Equity

                For the Years Ended December 31, 1998 and 1997
               And the Nine Month Period Ended December 31, 1996

                                                         Common                                    Accumulated
                                                       Stock and                                      Other             Total
                                     Comprehensive       Member       Paid-in       Retained      Comprehensive     Stockholders'
                                        Income           Units        Capital       Earnings          Income           Equity
                                    ---------------  -------------  ------------  --------------  --------------  ---------------
BALANCE, March 31, 1996                                $1,073,590      $134,627    $16,125,998         $      -     $17,334,215

Net income (Note 3)                   $13,950,935               -             -     13,950,935                -      13,950,935

Other comprehensive income                      -               -             -              -                -               -
                                    -------------
Comprehensive income                  $13,950,935
                                    =============
Capital contribution                                            -        17,000              -                -          17,000

Distributions to stockholders
   (Note 3)                                                     -             -     (2,400,000)               -      (2,400,000)
                                                     ------------   -----------   ------------     ------------    ------------
BALANCE, December 31, 1996                              1,073,590       151,627     27,676,933                -      28,902,150

Net income (Note 3)                   $10,588,403               -             -     10,588,403                -      10,588,403

Other comprehensive income-
  unrealized appreciation on
  marketable securities                   566,459               -             -              -          566,459         566,459
                                    -------------
Comprehensive income                  $11,154,862
                                    =============
Capital contribution                                            -         8,000              -                -           8,000

Distributions to stockholders
   (Note 3)                                                     -             -     (3,859,601)               -      (3,859,601)
                                                     ------------   -----------   ------------     ------------    ------------

BALANCE, December 31, 1997                              1,073,590       159,627     34,405,735          566,459      36,205,411

Net income (Note 3)                   $ 9,586,274               -             -      9,586,274                -       9,586,274

Other comprehensive income-
  unrealized appreciation on
  marketable securities                   189,976               -             -              -          189,976         189,976
                                    -------------
Comprehensive income                  $ 9,776,250
                                    =============
Capital contribution                                            -         1,000              -                -           1,000

Distributions to stockholders
   (Note 3)                                                     -             -     (2,241,329)               -      (2,241,329)
                                                     ------------   -----------   ------------     ------------    ------------
BALANCE, December 31, 1998                             $1,073,590      $160,627    $41,750,680         $756,435     $43,741,332
                                                     ============   ===========   ============     ============    ============

            The accompanying notes to combined financial statements
              are an integral part of these combined statements.

        Carlisle Construction Co., Inc. and Carlisle Investments, Inc.

                       Combined Statements of Cash Flows

                                                                                                         For the Nine
                                                                                                         Month Period
                                                                 For the Years Ended December 31,           Ended
                                                                 --------------------------------
                                                                      1998               1997          December 31, 1996
                                                                 -------------      -------------      -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                  $   9,586,274      $  10,588,403      $      13,950,935
     Non-cash items included in net income-
         Depreciation and amortization                              12,896,024         11,316,443              7,397,745
         Deferred income taxes                                         (21,000)               (10)            (5,974,599)
         Loss from joint venture                                             -            338,996                311,685
                                                                 -------------      -------------      -----------------
                  Cash flows provided by operations                 22,461,298         22,243,832             15,685,766

     Net decrease (increase) in certain components of
      working capital                                               (5,497,625)         4,231,143             (3,877,415)
     Net increase in other liabilities                                 106,018            101,169                 43,489
                                                                 -------------      -------------      -----------------
                  Net cash provided by operating activities         17,069,691         26,576,144             11,851,840
                                                                 -------------      -------------      -----------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of leasing operation in Indianapolis (Note 9)      (6,314,000)                 -                      -
     Additions to property and equipment                           (27,029,750)       (29,941,441)           (22,298,803)
     Sales/retirements of property and equipment, net                5,732,318          9,918,672              6,798,847
     Sales (purchases) of equipment held for sale, net                 323,962           (427,420)               539,713
     Additions to development properties                            (2,557,021)        (2,475,307)                     -
     Increase in other assets, net                                    (185,069)          (356,810)              (548,030)
     Investment in joint venture                                             -           (230,500)              (318,000)
                                                                 -------------      -------------      -----------------
                  Net cash used in investing activities            (30,029,560)       (23,512,806)           (15,826,273)
                                                                 -------------      -------------      -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from debt obligations                                 35,453,064         31,568,766             20,479,733
     Payments of debt obligations                                  (23,105,045)       (24,427,424)           (15,893,143)
     Net borrowing/payments of notes payable, equipment held
       for sale                                                         19,942           (628,365)              (116,010)
     Capital contribution                                                1,000              8,000                 17,000
     Distributions to stockholders                                  (2,955,829)        (5,545,101)                     -
                                                                 -------------      -------------      -----------------
                  Net cash provided by financing activities          9,413,132            975,876              4,487,580
                                                                 -------------      -------------      -----------------
                  Net increase (decrease) in cash                   (3,546,737)         4,039,214                513,147
CASH, beginning of year                                              4,855,206            815,992                302,845
                                                                 -------------      -------------      -----------------
CASH, end of year                                                $   1,308,469      $   4,855,206      $         815,992
                                                                 =============      =============      =================
NET INCREASE (DECREASE) IN CERTAIN COMPONENTS OF WORKING
   CAPITAL:
     Marketable securities                                       $     106,422      $   1,006,341      $         509,379
     Receivables                                                     3,297,590            (70,057)             1,525,895
     Costs and estimated earnings in excess of billings on
       uncompleted construction contracts                             (100,955)           421,463               (305,794)
     Parts and work-in-process inventory                               717,825            174,808                445,868
     Prepaid expenses and other                                        319,163             93,102               (161,559)
     Accounts payable                                                  253,870         (1,931,904)             2,530,431
     Billings in excess of costs and estimated earnings on
       uncompleted construction contracts                             (562,731)            27,669               (422,824)
     Accrued income taxes                                                    -                  -               (127,411)
     Accrued liabilities                                             1,466,441         (3,952,565)              (116,570)
                                                                 -------------      -------------      -----------------
                  Net increase (decrease) in certain
                      components of working capital              $   5,497,625      $  (4,231,143)     $       3,877,415
                                                                 =============      =============      =================
SUPPLEMENTAL DISCLOSURES:
Cash payments for taxes, net                                     $      21,000      $     137,122      $          23,426
                                                                 =============      =============      =================
Cash payments for interest                                       $   5,113,924      $   4,419,194      $       3,031,813
                                                                 =============      =============      =================
Liabilities assumed through acquisition of operating unit or
   joint venture (Notes 7 and 9)                                 $     100,000      $   3,752,000      $               -
                                                                 =============      =============      =================
Purchase of non-compete agreement                                $           -      $           -      $         300,000
                                                                 =============      =============      =================

            The accompanying notes to combined financial statements
              are an integral part of these combined statements.

         Carlisle Construction Co., Inc. and Carlisle Investments, Inc.


                     Notes to Combined Financial Statements

                 For the Years Ended December 31, 1998 and 1997
                And the Nine Month Period Ended December 31, 1996




(1)    Basis of Presentation-
       ---------------------
       In March 1996, in contemplation of an S-Corporation election (Note 3), Carlisle Enterprises, Inc. (Enterprises) was merged into its wholly-owned subsidiary, Carlisle Construction Co., Inc. (Construction). Concurrent with this merger, Carlisle Investments, Inc. (Investments), an S-Corporation controlled by the majority shareholder of Enterprises, was formed along with five limited liability companies (LLC's). The LLC's are owned 99% by Construction and 1% by Investments. The five preexisting subsidiaries of Enterprises were then merged into their respective newly formed LLC's. As a result of the formation of Investments and the related reorganization, Investments and Construction own and control all companies which prior to March 31, 1996 were wholly-owned subsidiaries of Enterprises. The reorganization did not result in any changes to the preexisting carrying values of the enterprise's net assets, liabilities and equity.


(2)    Summary of Significant Accounting Policies-
       ------------------------------------------

       (a)    Principles of Combination--The accompanying financial statements
              -------------------------
              include the combined results of Construction and Investments (the Company). All significant intercompany transactions and balances have been eliminated in the accompanying combined financial statements.

       (b)    Business Activities--The Company is principally engaged in the
              -------------------
              rental, sales and service of construction equipment, the transportation of bulk cargo within inland rivers as well as contracting for excavation, demolition and certain other construction work. The Company conducts business primarily with other companies associated with or involved in the construction, energy and transportation industries. Terms of sale with these customers are generally on open account and unsecured.

       (c)    Percentage-of-Completion Method of Accounting for Construction
              --------------------------------------------------------------
              Contracts--The Company recognizes revenues under long-term
              ---------
              excavation and construction contracts using the percentage-of-completion method for financial reporting purposes. The percentage-of-completion is determined by relating costs incurred on work performed to the total estimated contract costs. As some contracts extend over one or more years, revisions in estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. At the time a loss on a contract becomes known, the entire amount of the estimated loss is recognized.

              Operating expenses are charged to expense as incurred.

       (d)    Property and Equipment--The Company provides for depreciation of
              ----------------------
              its property and equipment using the straight-line method for financial reporting purposes.

              The estimated lives of the various classes of assets are as follows:

                                                                   Years
                                                                ----------
                     Land improvements                           15 to 30
                     Buildings and improvements                   2 to 40
                     Construction equipment:
                           Cranes and hoists                      8 to 22
                           Excavation equipment and other         4 to  5
                     River equipment                              4 to 20
                     Furniture and fixtures                       4 to  8

              Expenditures for repairs and maintenance of property and equipment are charged to expense as incurred.

       (e)    Equipment Held for Sale--New and used equipment held for sale is
              -----------------------
              recorded at cost (net of applicable depreciation, if any) which is less than the market value of the equipment. The components of equipment held for sale at December 31, 1998 and 1997 are as follows:

                                             December 31,         December 31,
                                                 1998                 1997
                                             ------------         ------------
              Cost                           $  6,449,288         $  6,445,707
              Accumulated depreciation         (1,960,089)          (1,632,546)
                                             ------------         ------------
                                             $  4,489,199         $  4,813,161
                                             ============         ============

       (f)    Parts and Work-in-Process Inventory--Parts inventories are stated
              -----------------------------------
              at first in first out costs which are less than market. The components of inventory at December 31, 1998 and 1997 are as follows:

                                                December 31,      December 31,
                                                   1998              1997
                                                ------------      ------------
              Stock parts held for sale         $3,299,624        $3,073,598
              Unbilled customer service work       100,312           100,312
              Other work-in-progress               655,207           149,643
                                                ------------      ------------
                                                $4,055,143        $3,323,553
                                                ============      ============

       (g)    Goodwill--Amortization of goodwill is determined using the
              --------
              straight-line method over an estimated life of 15 years.

       (h)    Advertising--The Company expenses advertising costs as incurred.
              -----------
              Advertising expense for the years ended December 31, 1998 and 1997 and the nine month period ended December 31, 1996 was approximately $418,000, $484,000 and $318,000, respectively.

       (i)    Use of Estimates--The preparation of financial statements in
              ----------------
              conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (j)    Like-Kind Exchange--Commencing in 1996, the Company initiated a
              ------------------
              program to sell/exchange assets through the utilization of a third party intermediary. Accordingly, gains resulting from these transactions are recognized for financial reporting purposes only and approximated $2,854,000, $5,100,000 and $1,100,000 for the years ended December 31, 1998 and 1997 and the nine month period ended December 31, 1996, respectively.

       (k)    Cash--Cash includes operating cash, money market and common bank
              ----
              accounts.

       (l)    Marketable Securities--Marketable securities consist primarily of
              ---------------------
              domestic equity securities. The Company classifies all marketable securities as available for sale. Accordingly, these securities are recorded at market value as determined by published yearend market quotes and unrealized holding gains and losses are included as a separate component of stockholders' equity until realized. Realized gains and losses are included in earnings upon the sale of a marketable security and are calculated based upon the proceeds received less the original cost. These net gains were nominal for each of the years ended December 31, 1998 and 1997 and the nine month period ended December 31, 1996.

       (m)    Litigation--The Company is subject to various claims, lawsuits,
              ----------
              and administrative proceedings arising in the ordinary course of business. The Company believes that any liability that may be finally determined will not have a material effect on its financial position or results of operations.

       (n)    New Accounting Pronouncements--In 1998, the Company adopted
              -----------------------------
              Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. The Company has chosen to disclose comprehensive income, which encompasses net income and unrealized appreciation on marketable securities, in the combined statements of stockholders' equity.

              In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). This statement established accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments imbedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. This statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 15, 1999. Upon adoption of this statement, the Company anticipates no impact on its reported combined financial position, results of operations, cash flows or related disclosures.

       (o)    Reclassifications--Certain reclassifications have been made to the
              -----------------
              prior years' financial statements to conform with the 1998 presentation.

(3)    Income Taxes-
       ------------
       Effective April 1, 1996, the Company elected for federal and state income tax purposes to include its taxable income with that of its stockholders (an S Corporation election). Accordingly, subsequent to March 31, 1996, net income reported annually by the Company does not include a provision for federal and state income tax which would otherwise be included in the determination of net income.

       The benefit for income taxes includes the following components for the nine month period ended December 31, 1996:

       Taxes associated with S Corporation conversion:

           Estimated built in gains tax associated
            with the conversion to S Corporation status       $ 2,691,633
           Elimination of preexisting deferred income
            taxes which will pass through to the stockholders  (8,464,375)
           Other                                                   69,000
                                                              ------------
                                                              $(5,703,742)
                                                              ============

       The deferred income taxes reflected in the accompanying combined balance sheets represent estimated tax liabilities of the Company for certain potential asset disposals subsequent to March 31, 1996. Given the built in gains tax is applicable to certain asset disposals through March 31, 2006, revisions to the estimated tax liability will be reflected in the accounting period in which the facts which require the revision become known.

       Deferred taxes associated with the Company's operations result from, among others, different depreciation methods used for financial reporting and tax purposes as well as differences in the reporting of certain income and expense items. In the event that the S Corporation election is terminated, federal and state deferred tax liabilities applicable to these reporting differences would be reflected in the accompanying financial statements.

       The components of retained earnings at December 31, 1998 and 1997 are summarized as follows:

                                                     1998              1997
                                                  -----------      -----------
              Deferred tax liability              $17,675,296      $10,823,443
              Unrestricted retained earnings       24,075,384       23,582,292
                                                  -----------      -----------
                                                  $41,750,680      $34,405,735
                                                  ===========      ===========

       As of December 31, 1998 and 1997, the Company has paid and or accrued distributions of $2,241,329 and $3,859,601, respectively to fund estimated stockholder tax liabilities associated with the Company's 1998 and 1997 taxable income.

                                      -6-
(4)   Long-Term Debt-
      --------------

      Long-term debt at December 31, 1998 and 1997 consists of the following:

                                                                                   December 31, 1998     December 31, 1997
                                                                                   -----------------     -----------------
      Revolving bank line of credit, $13,000,000 maximum, due March 2000 at prime less 3/4%, secured by certain receivables, parts inventory, equipment, compensating balances and a stockholder guarantee.
      Average borrowings outstanding, average interest rates and maximum borrowings were approximately $6,700,000, 7.7% and $11,000,000 for
      1998, $5,200,000, 7.9% and $9,800,000 for 1997 and $580,000, 7.6%
      and $8,300,000 for the nine month period ended December 31, 1996.(A)             $  7,615,449          $  4,086,778

      Term equipment loans with a bank, various fixed rates ranging from
      7.25% to 8.08%, and variable rates from prime minus 1/2% to prime plus
      1/4%, monthly principal payments based on five to eight year amortizations through October 2005, secured by certain equipment,
      compensating balances and a stockholder guarantee (A)                              15,122,131            10,869,448

      Note payable to commercial finance companies, interest at prime minus
      1/2%, secured by equipment and a stockholder guarantee in the amount of $2,000,000 payable in monthly installments based on a seven year
      amortization through October 2004 (A)                                              11,492,177            13,490,907

      Notes payable to finance companies, various rates ranging from a fixed rate of 7.5% to 8.15%, secured by equipment, payable in monthly installments based on five to eight year amortizations through July 2006
      (A)                                                                                23,620,619            23,291,634

      Notes payable to bank, variable interest at LIBOR plus 2.19%, secured by equipment, payable in monthly installments based on a ten year
      amortization through May 2008 (A)                                                   4,857,416                     -

      Note payable to a bank, variable interest rate, adjustable annually
      (7.88% at December 31, 1998), secured by real estate development and certain equipment, payable in monthly installments of $27,155 with
      remaining principal and accrued interest due September 2000                         3,369,322             3,423,636

      Note payable to former stockholder, fixed rate of 8.0%, due January 2000                    -               340,000

                                                                                   December 31, 1998     December 31, 1997
                                                                                   -----------------     -----------------
      Note payable to commercial finance company, variable rate (7.55% at
      December 31, 1998), secured by aircraft, payable in monthly installments of $43,242 with remaining principal and accrued
      interest due April 2006                                                          3,332,791             3,590,798

      Capital lease obligations with equipment manufacturer, imputed interest rates ranging from 4.5% to 8.3% (aggregate imputed interest of approximately $864,000 at December 31, 1998), secured by equipment,
      (net book value of approximately $6,318,000 at December 31, 1998)
      payable in monthly installments based on five to seven year
      amortizations through May 2003                                                   6,795,779             4,695,346

      Installment notes payable to auto leasing company, various rates, secured by vehicles, payable in monthly installments based on three
      to four year amortizations through November 2001                                   924,705               715,582

      Other                                                                              470,453               748,694
                                                                                   -----------------     -----------------
                                                                                      77,600,842            65,252,823
      Less - current portion                                                         (10,477,215)           (9,803,001)
                                                                                   -----------------     -----------------
                                                                                     $67,123,627           $55,449,822
                                                                                   =================     =================

      The carrying value of debt approximates fair market value. Principal amounts due annually under long-term debt agreements are as follows:

                   Year
           Ending December 31,
           -------------------
                   1999                                        $10,477,215
                   2000                                         21,129,160
                   2001                                         10,845,296
                   2002                                          9,649,226
                   2003                                          9,168,358
                Thereafter                                      16,331,587
                                                               -----------
                                                               $77,600,842
                                                               ===========

      (A) Provisions of these agreements require the maintenance of certain financial ratios and other covenants.

(5)   Employee Retirement Plans-
      -------------------------

      The Company has a profit sharing plan which covers substantially all of its salaried and hourly employees not eligible for union pension contributions. The Company matches employee contributions made (not to exceed 3% of an employee's compensation). The Company may also make contributions to the plan in each year as determined by the Board of Directors. There were no such contributions in 1998, 1997 or 1996. Matching contributions to the plan for the years ended December 31, 1998 and 1997 and the nine month period ended December 31, 1996 were approximately $332,000, $313,000 and $226,000, respectively. The plan provides for payments to eligible employees upon retirement, disability or vested termination to be distributed in a lump sum payment.

      Certain of the entities are also contributors to the Teamsters and Operating Engineers Benefit Funds which provide health and welfare benefits, as well as payments to union employees upon retirement or disability. Contributions to the plans are based on the number of hours worked for operating engineers and on a standard weekly amount for Teamsters. Such contributions aggregated approximately $1,577,000, $1,675,000 and $1,116,000 for the years ended December 31, 1998 and 1997 and the nine month period ended December 31, 1996, respectively.

      The Company provides a deferred compensation plan for certain of its employees. Deferred compensation expense approximated $233,000, $208,000 and $278,000 for the years ended December 31, 1998 and 1997 and the nine month period ended December 31, 1996, respectively.


(6)   Transactions with Related Parties-
      ---------------------------------

      The Company is related to certain affiliated entities through common ownership. Transactions with these affiliates during the periods ended December 31, 1998, 1997 and 1996 are summarized as follows:

                                                                                                     For the Nine Month
                                                                      For the Years Ended               Period Ended
                                                                          December 31,                  December 31,
                                                                 ------------------------------
                                                                    1998                1997                1996
                                                                 ------------       -----------      ------------------
      Purchases of affiliated company construction
           services                                                $816,000         $   274,000          $   161,000
                                                                   ========         ===========          ===========
      Rental of affiliated companies' marine
           equipment and other                                     $219,000         $   216,000          $   162,000
                                                                   ========         ===========          ===========
      Operating expenses (i.e., primarily common
           general and administrative expenses)
           charged to an affiliate                                 $100,000         $   107,000          $    87,000
                                                                   ========         ===========          ===========
      Purchases by affiliates of excavation services
           and equipment rentals                                   $553,000         $ 4,138,000          $ 1,225,000
                                                                   ========         ===========          ===========

(7)   Investment in Joint Venture-
      ----------------------------

      Commencing in March 1996, the Company was a 50% partner in a joint venture formed to acquire and maintain a corporate aircraft. Prior to October 31, 1997, the Company accounted for its investment in the joint venture using the equity method of accounting.

      On October 31, 1997, the Company acquired the remaining 50% interest in the joint venture. The acquisition was accounted for using the purchase method of accounting. Accordingly, the net assets of the joint venture have been recorded in the combined financial statements of the Company at their estimated fair market value at the acquisition date. The following summarizes the components of the purchase price and the related allocation to assets acquired:

      Components of Purchase Price:
      Carrying value of original 50% ownership interest            $  193,000
      Cash paid at closing                                            426,000
      Liabilities assumed at closing                                3,752,000
                                                                   ----------
                                                                   $4,371,000
                                                                   ==========
      Allocation of Purchase Price to Assets Acquired:
      Cash                                                         $  118,000
      Accounts receivable                                              16,000
      Aircraft                                                      4,224,000
      Other assets                                                     13,000
                                                                   ----------
                                                                   $4,371,000
                                                                   ==========

      The Company's proportionate share of the joint venture's net loss for the periods prior to acquisition are included in loss from joint venture activities in the accompanying combined statements of income.


(8)   Development Activities-
      ----------------------

      During 1998 and 1997, the Company invested approximately $9,720,000 and $5,300,000, respectively, in a real estate development project in Northern Kentucky. In December 1998, the project, as originally designed, was abandoned.

      In conjunction with this project, the Company acquired certain land, rental properties, and other tangible development assets. The costs associated with these purchases are included at their estimated net realizable values in the "development properties and other" caption of the accompanying combined balance sheets as follows:

                                                                                   December 31,         December 31,
                                                                                      1998                 1997
                                                                              --------------------   ---------------
      Cost of properties available for rent, net of accumulated
           depreciation of $52,243 and $5,565 at December 31, 1998 and
           1997, respectively                                                     $5,169,929          $   657,602
      Cost of properties held for sale or development and other tangible development costs, net of an asset impairment reserve of
           approximately $2,946,000 at December 31, 1998                             473,222            2,475,307
                                                                              -------------------    ---------------
                                                                                  $5,643,151          $ 3,132,909
                                                                              ===================    ===============

      For the years ended December 31, 1998 and 1997, the Company expensed approximately $3,930,000 and $5,400,000, respectively, related to this development project. These expenses, which are included in loss from development activities in the accompanying combined statements of income, consist primarily of architectural, planning and design costs, a provision to establish asset impairment reserves against certain properties and other tangible development costs. Revisions to the valuation allowances, if any, will be recorded in the period in which the facts which require the revision become known.


(9)   Acquisition-
      -----------

      On November 4, 1998, the Company purchased certain assets and assumed certain liabilities of a crane and equipment leasing operation located in Indianapolis, Indiana. The acquisition was accounted for using the purchase method of accounting. Accordingly, the results of operations of the acquired operation subsequent to the date of purchase are included in the accompanying financial statements. The following summarizes the components of the purchase price and the related allocation to assets acquired:

               Cash paid at closing                       $6,314,000
               Liabilities assumed                           100,000
                                                          ----------
                                                          $6,414,000
                                                          ==========

      Estimated fair value of assets acquired:

               Machinery and equipment                    $4,212,000
               Parts inventory and other assets              113,765
               Goodwill                                    2,088,235
                                                          ----------
                                                          $6,414,000
                                                          ==========

(10)  Segment Data-
      ------------

      The Company operates in four business segments consisting of construction equipment rentals and services, inland marine rentals and services, excavation contracting and equipment sales, parts and service. The following summarizes selected information relative to the Company's business segments (000's omitted):

                                                                               Equipment
                               Construction     Marine        Excavation     Sales, Parts
                                 Rentals        Rentals      Contracting      and Service    Other /(1)/  Combined
                               ------------    --------      -----------     ------------- ------------  -----------

         1998
         ----
         Revenues               $  47,536        $4,744        $17,452          $38,756     $(15,248)     $  93,240
         Gross profit              16,160         1,908          5,834            5,464            -         29,366
         Operating income           6,745         1,269          4,594            1,861            -         14,469
         Assets                   125,066         4,131          5,474           29,615      (27,962)       136,324
         Capital expenditures      17,194           685              -            9,151            -         27,030
         Depreciation               7,061           326              5            5,295            -         12,687

         1997
         ----
         Revenues               $  51,302        $4,930        $17,369          $38,818     $(15,120)       $97,299
         Gross profit              18,187         1,530          4,802            5,647            -         30,166
         Operating income           8,064           817          3,945            2,010            -         14,836
         Assets                   110,470         3,692          4,397           26,700      (27,152)       118,107
         Capital expenditures      21,115           527             11            8,288            -         29,941
         Depreciation               6,017           330              5            4,815            -         11,167

         1996 (Nine Months)
         ------------------
         Revenues               $  33,878        $4,413        $11,194          $28,921     $(11,912)       $66,494
         Gross profit               9,543         1,996          2,740            4,280            -         18,559
         Operating income           6,211         1,500          2,135            1,517            -         11,363
         Assets                    77,876         3,933          3,538           27,439      (16,400)        96,386
         Capital expenditures      11,812            34             14           10,439            -         22,299
         Depreciation               3,900           254              2            3,139            -          7,295

      (1) Represents the elimination of intercompany transactions and balances.

(11)  Subsequent Event-
      ----------------

      Effective as of July 1, 1999 the Company sold substantially all of its assets to Carlisle Equipment Group, L.P., a wholly-owned subsidiary of Anthony Crane Rental, L.P. for cash, a partnership interest and the transfer of certain liabilities.